Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statemcnt on Form S-8 (No. 333-12366, No. 333-93770, and No. 333-141674) of
Nokia Corporation of our report dated June 25, 2007 relating to the financial statements of Nokia Retirement Savings and Investment Plan as of December 31, 2006 and 2005 and for the year ended December 31, 2006, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas
June 25, 2007